As filed with the U.S. Securities and Exchange Commission on June 12, 2025

1940 Act File No. 811-23685

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-2

(Check appropriate box or boxes)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933	☐
Pre-Effective Amendment No.	☐
Post-Effective Amendment No.	☐

and/or

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 1	☒

Tax-Free Fixed Income Fund VI for Puerto Rico Residents, Inc.

(Exact name of Registrant as Specified in Charter)

American International Plaza Building - Tenth Floor, 250 Muñoz Rivera Avenue,

San Juan, Puerto Rico 00918

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, including Area Code): (787) 773-3888

Liana Loyola

Secretary

American International Plaza Building - Tenth Floor, 250 Muñoz Rivera Avenue,

San Juan, Puerto Rico 00918

Name and Address (Number, Street, City, State, Zip Code) of Agent for Service

Copies to:

Jesse C. Kean Carla G. Teodoro Sidley Austin LLP 787 Seventh Avenue New York, NY 10019	Alexandre-Cyril Manz UBS Financial Services Inc. American International Plaza Building - Tenth Floor, 250 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918

Approximate Date of Proposed Public Offering:

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

☐	Check box if the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans.
☒

Check box if any securities being registered on this Form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (“1933 Act”), other than securities offered in connection with a dividend reinvestment plan.

☐	Check box if this Form is a registration statement pursuant to General Instruction A.2 or a post-effective amendment thereto.
☐

Check box if this Form is a registration statement pursuant to General Instruction B or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the 1933 Act.

☐

Check box if this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction B to register additional securities or additional classes of securities pursuant to Rule 413(b) under the 1933 Act.

It is proposed that this filing will become effective (check appropriate box)

☒	When declared effective pursuant to section 8(c)

It is proposed that this filing will become effective (check appropriate box)

☐	This [post-effective] amendment designates a new effective date for a previously filed [post-effective amendment][registration statement].
☐

This Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the 1933 Act, and the 1933 Act registration statement number of the earlier effective registration statement for the same offering is:    .

☐

This Form is a post-effective amendment filed pursuant to Rule 462(c) under the 1933 Act, and the 1933 Act registration statement number of the earlier effective registration statement for the same offering is:    .

☐

This Form is a post-effective amendment filed pursuant to Rule 462(d) under the 1933 Act, and the 1933 Act registration statement number of the earlier effective registration statement for the same offering is:    .

Check each box that appropriately characterizes the Registrant:

☐	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).
☐	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).
☐	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).
☐	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).
☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the 1933 Act).
☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”)).
☐

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Ac.

☐	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form N-2 (File No. 811-23685) of Tax-Free Fixed Income Fund VI for Puerto Rico Residents, Inc. (the “Registration Statement”) is being filed solely for the purpose of filing exhibits to the Registration Statement. Accordingly, this Amendment No. 1 consists only of a facing page, this explanatory note, Part C of the Registration Statement and Exhibits g, j.1, j.2 and k.1 filed pursuant to Item 25 of the Registration Statement. This Amendment No. 1 does not modify any other part of the Registration Statement.

PART C—OTHER INFORMATION

Item 25:  Financial Statements and Exhibits.

1.	Contained in Part A:

Financial Highlights for the fiscal year ended [ ] to be provided by amendment.

Contained in Part B:

Financial Statements incorporated by reference to Registrant’s most recent certified Shareholder Report on Form N-CSRS, filed on June 6, 2025 (File No. 811-23685).

2.	Exhibits:

a.	Certificate of Incorporation of the Registrant, dated May 19, 2008.

b.	By-laws of the Registrant.

c.	Not applicable.

d.	Not applicable.

e.	Not applicable.

f.	Not applicable.

g.	Amended and Restated Investment Advisory Agreement dated May 12, 2021 (the “Investment Advisory Agreement”) is filed herewith.

h.	Not applicable.

i.	Not applicable.

j.1	Custodian Agreement dated May 12, 2021 (the “Custodian Agreement”) is filed herewith.

j.2

Amended and Restated Transfer Agency, Registrar, and Shareholder Service Agreement dated May 13, 2021 between Registrant and UBS Trust Company of Puerto Rico (the “Transfer Agency Agreement”) is filed herewith.

k.1	Amended and Restated Administration Agreement between Registrant and UBS Trust Company of Puerto Rico dated May 12, 2021 (the “Administration Agreement”) is filed herewith.

k.2	Form of Trust Indenture to be provided by amendment.

k.3	Expense Limitation and Reimbursement agreements to be provided by amendment.

Part C-1

l.	Opinion of Sanchez/LRV LLC to be provided by amendment.

m.	Not applicable.

n.1	Auditor’s Consent to be provided by amendment.

n.2	Consent of Fitch Ratings to be provided by amendment.

o.	Not applicable.

p.	Not applicable.

q.	Not applicable.

r.	Code of Ethics of the Registrant is incorporated by reference to Exhibit (p)(1) of Post-Effective Amendment No. 3 of the Registration Statement on Form N-1A of U.S. Monthly Income Fund for Puerto Rico Residents, Inc. (File No. 333-259184), filed on March 30, 2022.

s.	Powers of Attorney dated November 12, 2021.

Item 26: Marketing Arrangements.

Reference is made to the Underwriting Agreement and the form of Dealer Agreement for the Registrant’s Notes filed as exhibits to the Registration Statement which relate to the specific issuances of Notes under the Registration Statement and filed as exhibits to the Registration Statement. Reference also is made to the information under the headings “Plan of Distribution” in the Registrant’s prospectus.

Item 27: Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fees	$	[•]
Listing Fees	$	*
Printing and Engraving Fees	$	*
Legal Fees	$	*
Audit Fees	$	*
Rating Agency Fees	$	*
Miscellaneous Expenses	$	*
	$	*

[*  To be provided by amendment.]

Item 28:  Persons Controlled by or under Common Control with Registrant.

[•].

Item 29:  Number of Holders of Securities.

As of [•], 2025:

Title of Class	Number of Record Holders
Common Shares, $0.01 par value	[•]
[Preferred Shares	[•]]

Part C-2

Title of Class	Number of Record Holders
[Notes	[•]]
[any other outstanding securities	[•]]

Item 30: Indemnification.

Section [•] of the Registrant’s [Charter document] provides as follows:

[•]

Item 31: Business and Other Connections of Investment Adviser.

[•] manages the Registrant and serves as investment adviser or manager to other open-end and closed-end management investment companies [and to separately managed accounts]. The principal business address for all of these investment companies and the persons named below is [•].

A description of any other business, profession, vocation or employment of a substantial nature in which the directors and officers of [•] who serve as officers or Directors of the Registrant have engaged during the last two years for his or her account or in the capacity of director, officer, employee, partner or trustee appears under “Management” in the SAI. Such information for the remaining senior officers appears below:

Name and Position with [the Investment Adviser]	Other Business, Profession, Vocation or Employment During Past Two Years
[•]	[•]

Item 32: Location of Accounts and Records.

[[•], maintains the Fund’s [Charter document], By-Laws, minutes of trustee and shareholder meetings, and contracts of the Registrant and all advisory material of the investment adviser.

[•] maintains all general and subsidiary ledgers, journals, trial balances, records of all portfolio purchases and sales, and all other required records not maintained by [•].]

Item 33: Management Services.

[Not applicable].

Item 34: Undertakings.

[Not applicable].

Part C-3

SIGNATURES

Pursuant to the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in this City of San Juan, and Commonwealth of Puerto Rico, on the 12th day of June, 2025.

TAX-FREE FIXED INCOME FUND VI FOR PUERTO RICO RESIDENTS, INC.

/s/ CARLOS V. UBIÑAS
Carlos V. Ubiñas, Chairman of the Board of Directors and President

Part C-4

EXHIBIT INDEX

Exhibit	Name

g.	Investment Advisory Agreement
j.1	Custodian Agreement
j.2	Transfer Agency, Registrar, and Shareholder Service Agreement
k.1	Administration Agreement

Part C-5